SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-7138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA		30318
(Address of principal executive offices)		(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 17, 2009, George Douglas Cagle and James David Cagle were elected by the Cagle’s, Inc. Board of Directors as Assistant Secretaries of the Company.  Their terms of office run until the Company’s next annual meeting in July 2010, at which time they are eligible for re-election.

George Douglas Cagle, 57, has been a director of the Company since July 1976. Mr. Cagle was Vice President-New Product Development from July 1993 to July 2004, at which time he was elected Vice-President, an office to which he is expected to be reelected at the next annual meeting of the Board, which is scheduled for July, 2010, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the son of J. Douglas Cagle and the brother of James David Cagle, who are also directors of the Company.

James David Cagle, 55, has been a director since July 1987. Mr. Cagle was Vice President-New Product Sales from July 1993 to July 2004, at which time he was elected Vice-President, an office to which he is expected to be reelected at the next annual meeting of the Board, which is scheduled for July, 2010, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the son of J. Douglas Cagle and the brother of George Douglas Cagle, who are also directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: November 20, 2009

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer